FOR IMMEDIATE RELEASE:

                    a21 and Saratoga Close Exchange Agreement

New York, NY - May 1, 2002 - Agence 21, Inc. ["a21"] [www.a21group.com], the digital business partner for top-tier photographers and photography agencies, announced today that it closed its share exchange agreement with Saratoga Holdings I, Inc. ["Saratoga"] [OTCBB: SGXK] on April 30, 2002.

a21 shareholders, as of the closing, own approximately 9.25 million shares of common stock or approximately 82% of the issued and outstanding common stock of Saratoga. Current Saratoga shareholders, as of the closing, own approximately
1.85 million shares of common stock or approximately 16% of the issued and outstanding common stock of Saratoga. The company will continue to trade under the symbol "SGXK" until a new symbol is approved.

a21, a development stage company, provides independent photographers and photography agencies with a full-range of marketing, distribution, editorial, and other business services.

"With the closing of our agreement with Saratoga, we look forward to growing our services to buyers and sellers of top quality digital stock photography. a21's focus is on efficient and effective distribution of high end images along with the relentless support of photographers and agencies in their pursuit of the timeless art of photography," stated Albert H. Pleus, Chairman of a21. "Additionally, with a public platform, we look forward to lowering our cost of capital and accelerating our growth potential."

"We are extremely excited about our agreement with a21," stated Thomas F. Cooke, former CEO of Saratoga. "The digital stock photography industry is a multi-billion dollar business and the current a21 management, combined with a board of seasoned and successful advisors, provides a unique opportunity to gain a strong foothold in this growing industry. After reviewing a large number of potential transactions, our conclusion was that our shareholders could achieve the most success with the a21 team at the helm."

On April 30, 2002, prior to the closing, Saratoga held a Special Meeting of the Stockholders to change the name of the company to a21 Group, Inc., to effect a
2.3402 reverse stock split and reduce the number of shares of Saratoga's issued and outstanding common stock to 1,854,149, to approve a change in the ticker symbol, to approve a stock option plan and other plans, to increase the number of directors, to elect a new slate of directors, to move Saratoga's state of incorporation from Texas to Delaware, and conduct any other business as was necessary.

The new directors include Luke A. Allen, Thomas V. Butta, Vincent C. Butta, and Albert H. Pleus (see www.a21group.com)

Other companies in the fast-growing digital imaging industry include Getty Images, Inc. (NASDAQ: GETY) and Corbis Corporation (private).

Atlas Capital Services, LLC, a New York based investment bank and members of the NASD, acted as an advisor to the transaction.

About a21

a21 is a technology and business service partner for the high-end independent photographer and photography agency. The Company facilitates image collection, value-added marketing and promotions, and provides the technology platform to promote e-sales. The a21 community brings together top-tier photographers and their best work with advertising and media buying companies to produce a marketplace that serves the needs of both the artist and the media industry.

a21 supports the digitization and delivery of images through its unique electronic infrastructure, while serving as an essential value-added marketing and e-commerce partner. The a21 technology platform supports scanning and conversion of print quality digital images, digital watermarking, electronic payment and settlement, and provide associated digital asset management. Marketing services include artist promotions, exhibitions and fine art print sales.


Contact

a21 Group, Inc.
Albert H. Pleus, Chairman
415/284.2121
investors@a21group.com
----------------------


--------------------------------------------------------------------------------
The statements contained in this Press Release contain certain forward-looking statements, including statements regarding a21 Group, Inc. expectations, intentions, strategies and beliefs regarding the future. All statements contained herein are based upon information available to a21 Group, Inc. management as at the date hereof and actual results may vary based upon future events, both within and without the control of a21 Group, Inc. management.

                                      # # #